UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 19, 2023, six partners from Alpine Summit Energy Partners, Inc.'s (the "Company") fifth development partnership ("DP5") exercised the put right provided to such partners by DP5 regarding residual interests in their associated investment and elected to sell their remaining interest in DP5 for 499,794 Class B non-voting units of HB2 Origination, LLC (the "Units"). The Units are exchangeable on a one-for-one basis for Class A Subordinate Voting Shares of the Company (the "Subordinate Voting Shares").

Two of the DP5 partners, each of whom is considered to be an "insider" of the Company, are deemed to have exchanged their interest at a deemed value of US$5.23 per unit (which was the average closing price of the Subordinate Voting Shares on the NASDAQ Global Market for the five trading days prior to January 18, 2023), and the remaining four DP5 partners are deemed to have exchanged their interests at a deemed value of US$5.01 per unit (which was calculated with reference to the trailing 30 day share price and the allowable discounts permitted by the policies of the TSX Venture Exchange), for an aggregate deemed value of approximately US$2.5 million.

The Units and Subordinate Voting Shares will be issued in reliance upon the exemptions from registration afforded by Rule 506(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (i) the issuances were not made by general solicitation or advertising and (ii) the issuances were made only to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.

January 20, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer